UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): September 15, 2023
Digital Turbine, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35958	22-2267658
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 San Antonio Street, Suite 160, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(512) 387-7717
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions. (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	APPS	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(a)On May 22, 2023, the Compensation and Human Capital Management Committee (the “Committee”) of the Board of Directors (the “Board”) of Digital Turbine, Inc. (the “Company”) granted William Stone, the Chief Executive Officer of the Company, a combination of equity awards under the Company’s 2020 Equity Incentive Plan (the “Plan”) comprised of stock options, time-vesting restricted stock units, performance-vesting restricted stock units based on revenue, adjusted EBITDA and absolute TSR performance metrics, and performance-vesting restricted stock units based on absolute and relative TSR performance metrics. Although the aggregate number of shares underlying such awards could theoretically exceed the annual 500,000 share limit under the Plan if the Company achieved certain performance targets, the Plan provides that any award that includes shares in excess of the Plan’s limitations shall be void with respect to such excess shares. Nevertheless, for the sake of clarity, on September 15, 2023, the Board determined that the potential excess shares over the annual share limit under the Plan with respect to such awards are void and the Board has therefore amended the terms of such awards to clarify that (1) the maximum aggregate number of shares that may be issued under the performance-vesting restricted stock units based on revenue, adjusted EBITDA and absolute TSR performance metrics is 236,909 shares and (2) the performance–vesting restricted stock units based on absolute and relative TSR performance metrics are void.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 19, 2023	Digital Turbine, Inc.
	By:	/s/ James Barrett Garrison
James Barrett Garrison
Executive Vice President & Chief Financial Officer